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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K

                                Current Report


               Filed pursuant to Section 12, 13, or 15(d) of the
                        Securities Exchange Act of 1934





        Date of Report (Date of earliest event reported): June 30, 1998




                              OWOSSO CORPORATION
                              ------------------
                (Exact name of issuer as specified in charter)





          PENNSYLVANIA                   0-25066               23-2756709
  (State or Other Jurisdiction         Commission           (I.R.S. Employer
of Incorporation or Organization)      file number        Identification Number)




          The Triad Building, 2200 Renaissance Boulevard, Suite 150,
                           King of Prussia, PA 19406
                   (Address of principal executive offices)


                                (610) 275-4500
             (Registrant's telephone number, including area code)

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Item 5.  Other Events
         ------------

         Owosso Corporation (the "Company") announced that it has completed the acquisition of all of the outstanding stock of M. H. Rhodes, Inc. ("Rhodes"), a publicly-held manufacturer of mechanical timers and photoelectric controls located in Avon, Connecticut, for a purchase price of $2.9 million, or $14.51 per Rhodes share, paid in cash. The Company will consolidate the operations of its subsidiary, Cramer Company, into Rhodes during the next few months. Joseph L. Morelli, Rhodes' president, will be president of the combined operation, which will operate under the Rhodes name. The funds used to complete this acquisition were supplied by the Company's revolving line of credit.

         Prior to the acquisition, neither Rhodes nor any executive or employee of Rhodes was an officer, director or principal shareholder of the Company. The acquisition was negotiated on an arms-length basis.

         The Company also announced that it has signed a definitive agreement to sell substantially all of the assets of its DewEze Manufacturing, Inc. ("DewEze") subsidiary to Harper Industries, Inc., a company formed by the president of DewEze. The disposition is subject to the fulfillment of various conditions, some of which are outside of the Company's control. Accordingly, there can be no assurance that the sale will be completed.


Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits
         ----------------------------------

   (c)   Exhibits

 99.1 Press release dated June 30, 1998 re: acquisition of M. H. Rhodes, Inc. and agreement to sell DewEze Manufacturing, Inc.



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                                   SIGNATURE
                                   ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OWOSSO CORPORATION


Date:  June 30, 1998          By: /s/ John H. Wert, Jr.
                                  ------------------------
                              John H. Wert, Jr., Senior Vice President - Finance
                              and Chief Financial Officer

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                                 EXHIBIT INDEX



Exhibit
  No.                            Description
  ---                            -----------

 99.1          Press release dated June 30, 1998 re: acquisition of M. H.
               Rhodes, Inc. and agreement to sell DewEze Manufacturing, Inc.



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